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                                                                Exhibit 10.ll



                             AMENDMENT NUMBER FOUR
                                     TO THE
                           BW/IP INTERNATIONAL, INC.
                           CAPITAL ACCUMULATION PLAN
                (as amended and restated as of January 1, 1992)

          The BW/IP International, Inc. Capital Accumulation Plan, as amended and restated as of January 1, 1992 (the "Plan"), is hereby amended in the following respects:

1.        Transfers and Distributions from the Executive Life Fund.

          The fifth sentence of Subsection 6.5(b)(ii) is hereby deleted and the following inserted in lieu thereof:

    "Notwithstanding anything in this Plan to the contrary, no Participant shall be permitted to elect, pursuant to Subsections 5.2 or 6.2, to transfer or withdraw funds out of the Executive Life Fund, except under the following circumstances:

                (A) In the event that the aggregate amount of cash held in the Executive Life Fund shall at any time exceed five percent (5%) of the adjusted value of the Executive Life Fund determined as of April 1, 1993 (the "Minimum Executive Life Liquid Amount"), then each Participant with a portion of his Account then invested in the Executive Life Fund shall be allocated a pro rata portion of such cash equal to the percentage which the Participant's interest in the Executive Life Fund, as of April 11, 1993, bears to the balance of the Executive Life Fund determined as of such date, and such Participant shall be provided forms by the Committee permitting such Participant to transfer, effective as soon as administratively practicable after the delivery to the Committee of such forms properly completed and within such time periods established by the Committee, such amount of cash allocated to his Account to any other Fund hereunder into which he would otherwise be permitted on a quarterly basis to transfer investments.

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                (B)   Any Participant who is entitled to make a transfer under
         paragraph (A) of this Subsection 6.5(b)(ii) and who has previously received, or who was entitled to receive, a distribution from the Plan other than with respect to the portion of his Account invested in the Executive Life Fund, may, subject to the requirements of Section 8.5 hereof, elect to receive a distribution of the amounts of cash allocated to his Account under such paragraph (A) by filing such forms in such manner and at such times as the Committee shall prescribe.

                (C) In the event that a Participant entitled to transfer cash pursuant to paragraph (A) of this Subsection 6.5(b)(ii) fails to do so, all such amounts of cash allocated to such Participant shall be invested as soon as administratively practicable in the Income Fund and allocated to such Participant's Account.

                (D) In the event that at any time there shall be cash in the Executive Life Fund in an amount less than the Minimum Executive Life Liquid Amount, all amounts of such cash shall be transferred as soon as administratively practicable to the Income Fund and all such amounts shall be allocated pro rata in the same manner provided for under paragraph (A) of this Subsection 6.5(b)(ii) to each Participant's Account which was immediately prior thereto invested in the Executive Life Fund."


That portion of the second sentence of Subsection 8.5A preceding the first semicolon is hereby deleted and the following inserted in lieu thereof:

         "A Beneficiary described in the preceding sentence may, by filing an appropriate election with the Plan Committee, elect to defer receipt of a lump sum distribution until such date as the Committee determines, in its sole discretion, that all amounts of such Account held under the Executive Life Fund are currently distributable or that all amounts of the Executive Life Fund which were allocable to the Participant's Account have been transferred out of the Executive Life Fund;"


2.     Effective Date.

        This Amendments made hereby shall be effective as the 1st day of February, 1994.





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3.     Ratification and Re-Affirmation.

        Except as specifically amended hereby, the Plan, as heretofore amended to date shall remain in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed at Long Beach, California, on the 25 day of February, 1994.


                                               BW/IP International, Inc.


                                               By  D. G. Taylor
                                                   ------------------------
                                               Its Vice President
                                                   ------------------------